UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and during Stoneridge, Inc.’s (the “Company”) open trading window under the Company’s Insider Trading Policy, on November 3, 2020, Jon DeGaynor, president and chief executive officer of the Company, entered into a written trading plan (the “Plan”) with a broker to manage the sale of up to 30,000 common shares of the Company. The common shares will be sold under the Plan on the open market according to the parameters set forth under the Plan. The Plan will expire on March 31, 2021 or the date all 30,000 common share are sold unless renewed, extended, or terminated earlier by Mr. DeGaynor. The purpose of the Plan is to provide individual asset diversification to Mr. DeGaynor. The transactions executed in accordance with the Plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission (“SEC”). In addition to his entry into the Plan, as part of his individual investment diversification objective, on October 30 and November 2, 2020, Mr. DeGaynor sold a total of 10,000 Company common shares on the open market. A Form 4 with respect to these transactions will be timely filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: November 3, 2020	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)